Exhibit 24.1


                               CONSENT OF COUNSEL


     Whiteman Osterman & Hanna does hereby consent to the use of our opinion dated November 3, 2000 to Montana Acquisition Corporation to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.


                                        Whiteman Osterman & Hanna


                                        By:
                                            ----------------------
                                        Name:
                                        Title: